UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 4, 2005

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 7.01.  Regulation FD Disclosure

LabOne, Inc. (Nasdaq: LABS), has signed a multi-year agreement to provide laboratory testing services for CIGNA HealthCare effective January 1, 2005. Under the agreement, LabOne will be a participating provider in CIGNA HealthCare's HMO, POS, PPO and indemnity health plans and may actively market its services to CIGNA HealthCare members and physicians in certain states.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: January 4, 2005	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer